SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

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                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
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( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                   ROANOKE ELECTRIC STEEL CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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     [LOGO]       ROANOKE ELECTRIC STEEL CORPORATION
                  P.O. BOX 13948
                  ROANOKE, VIRGINIA 24038-3948

                  December 29, 1997

                  DEAR SHAREHOLDER:

                        The Annual Meeting of Shareholders of Roanoke Electric
                  Steel Corporation will be held at 10:00 a.m. on Tuesday, February 17, 1998, in the Auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia. Enclosed you will find the formal Notice, Proxy and Proxy Statement detailing the matters which will be acted upon.

                        WE URGE YOU TO SIGN AND DATE THE PROXY, AND RETURN IT AS
                  SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. SHOULD YOU DECIDE TO ATTEND THE MEETING AND VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

                        We appreciate your continued interest and investment in
                  Roanoke Electric Steel Corporation.

                                                  Sincerely,

                                                  /s/ Donald G. Smith
                                                  -----------------------------
                                                  DONALD G. SMITH
                                                  CHAIRMAN AND CEO

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

         TO THE SHAREHOLDERS OF ROANOKE ELECTRIC STEEL CORPORATION:

              NOTICE is hereby given that the 1998 Annual Meeting of Shareholders of Roanoke Electric Steel Corporation (the "Company") will be held in the Auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia, on Tuesday, February 17, 1998, at 10:00 a.m., local time, for the following purposes:

              1. To elect two Class B directors to serve until the
                 Annual Meeting of Shareholders in 2001, and, in the case of each director, until his successor is duly elected and qualifed; and

              2. To transact such other business as may properly come
                 before the Meeting, or any adjournments thereof.

              Only shareholders of record at the close of business on December 9, 1997, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof.

              TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED. YOUR PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                                          By Order of the Board of
                                          Directors

                                          /s/ Thomas J. Crawford
                                          -------------------------------
                                          THOMAS J. CRAWFORD
                                          ASSISTANT VICE PRESIDENT
                                          AND SECRETARY

         December 29, 1997

         [LOGO]        ROANOKE ELECTRIC STEEL CORPORATION
                       P.O. BOX 13948
                       ROANOKE, VIRGINIA 24038-3948

                                PROXY STATEMENT

                      1998 ANNUAL MEETING OF SHAREHOLDERS

     The solicitation of the enclosed 1998 proxy is made by and on behalf of the Board of Directors (the "Board") of Roanoke Electric Steel Corporation (the "Company") to be used at the 1998 Annual Meeting of Shareholders to be held on Tuesday, February 17, 1998, at 10:00 a.m., local time, in the Auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date of the Proxy Statement and the accompanying proxy is December 29, 1997.

     The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mails, except that, if necessary, officers, directors and regular employees of the Company, or its affiliates, may make solicitations of proxies by telephone, telegram or personal calls. No additional compensation will be paid by the Company to such officers, directors and regular employees for such solicitation assistance. It is contemplated that brokerage houses and nominees will be requested to forward the proxy solicitation material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for reasonable charges and expenses in this connection.

     All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereon. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by submitting a signed proxy bearing a later date or by written notice of revocation of the proxy sent to the Corporate Secretary of the Company, P.O. Box 13948, Roanoke, Virginia 24038-3948.

     The Annual Report to Shareholders, including the financial statements for the year ended October 31, 1997, reported upon by Deloitte & Touche LLP, is being mailed concurrently with this Proxy Statement, but should not be considered proxy solicitation material.

     As of December 9, 1997, the Company had outstanding 7,474,147 shares of common stock, each of which is entitled to one vote at the Annual Meeting. Only shareholders of record at the close of business on December 9, 1997, will be entitled to vote at the Annual Meeting or any adjournments thereof.

     A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting. Votes that are withheld and Broker Shares that are not voted will not be included in determining the number of votes cast.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of December 9, 1997, information with respect to the known beneficial owners of more than five percent of the outstanding common stock of the Company. Unless otherwise noted in the footnotes to the table, the named beneficial owners have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

             NAME AND ADDRESS                 NUMBER OF SHARES     PERCENT
              OF BENEFICIAL                     BENEFICIALLY         OF
                  OWNER                            OWNED            CLASS
------------------------------------------    ----------------     -------
Bass Management Trust and Related Parties          507,300(1)        6.8%
c/o W. Robert Cotham
201 Main Street, Suite 2600
Fort Worth, TX 76102

Dimensional Fund Advisors Inc.                     511,500(2)        6.8%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Sarah Hancock McClain                              634,646           8.5%
3912 Bosworth Drive, S.W.
Roanoke, VA 24014

Elizabeth H. Muse                                  644,274           8.6%
Twelve O'Clock Knob Road
Roanoke, VA 24018

---------------

(1) Information is based on a Schedule 13D, dated July 2, 1997, filed by The Bass Management Trust, Perry R. Bass, Nancy L. Bass, Sid R. Bass Management Trust, Sid R. Bass, Lee M. Bass, Edward P. Bass, Thomas M. Taylor & Co., Thomas M. Taylor, Wesley Guylay Capital Management, L.P., and Wesley Richard Guylay, disclosing voting and investment power held by such persons.

(2) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 511,500 shares as of September 30, 1997, all of which are held in portfolios of DFA Investment Dimensions Group Inc. (the "Fund"), a registered open-end investment company, or in series of The DFA Investment Trust Company (the "Trust"), a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole voting power of 376,800 shares. Officers of Dimensional also serve as officers of the Fund and the Trust and vote 42,700 shares owned by the Fund and 92,000 shares owned by the Trust.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of December 9, 1997, certain information regarding the beneficial ownership of the common stock of the Company by each director and nominee, each named executive officer, and directors, nominees and executive officers as a group. Unless otherwise noted in the footnotes to the table, the named persons have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.

               NAME OF BENEFICIAL
              OWNER AND NUMBER OF                   SHARES OF COMMON STOCK     PERCENT
                PERSONS IN GROUP                      BENEFICIALLY OWNED       OF CLASS
------------------------------------------------    ----------------------     --------
Frank A. Boxley                                             102,801(1)           1.4%
T. A. Carter                                                  2,500(2)            *
George B. Cartledge, Jr.                                     31,729(3)            *
Thomas J. Crawford                                           14,548(4)            *
Donald R. Higgins                                            22,535(5)            *
George W. Logan                                             135,300(6)           1.8%
Charles I. Lunsford, II                                      13,551(7)            *
John E. Morris                                               21,575(8)            *
William L. Neal                                              29,846               *
Thomas L. Robertson                                          11,150(9)            *
Donald G. Smith                                              81,068(10)          1.1%
Paul E. Torgersen                                            16,000(11)           *
John D. Wilson                                                1,991(12)           *
All directors, nominees and executive
  officers as a group (13 persons)                          484,594(13)          6.4%

---------------
* Less than one percent.

 (1) Includes 57,271 shares held in the name of Mr. Boxley's spouse and 1,000 shares which Mr. Boxley has the right to acquire through the exercise of stock options.

 (2) Includes 1,500 shares held in the name of Mr. Carter's spouse and 1,000 shares which Mr. Carter has the right to acquire through the exercise of stock options.

 (3) Includes 843 shares held in the name of Mr. Cartledge's spouse, 1,686 shares held in custodian accounts for the benefit of Mr. Cartledge's children and 1,000 shares which Mr. Cartledge has the right to acquire through the exercise of stock options.

 (4) Includes 6,000 shares which Mr. Crawford has the right to acquire through the exercise of stock options.

 (5) Includes 900 shares held in the name of Mr. Higgins' spouse and 5,000 shares which Mr. Higgins has the right to acquire through the exercise of stock options.

 (6) Includes 300 shares held in the name of Mr. Logan's spouse and 15,000 shares held in a custodian account for the benefit of Mr. Logan's son.

 (7) Includes 1,054 shares held in custodian accounts for the benefit of Mr. Lunsford's children and 1,000 shares which Mr. Lunsford has the right to acquire through the exercise of stock options.

 (8) Includes 10,000 shares which Mr. Morris has the right to acquire through the exercise of stock options.

 (9) Includes 1,000 shares which Mr. Robertson has the right to acquire through the exercise of stock options.

(10) Includes 23,500 shares which Mr. Smith has the right to acquire through the exercise of stock options.

(11) Includes 15,000 shares held in the name of Dr. Torgersen's spouse and 1,000 shares which Dr. Torgersen has the right to acquire through the exercise of stock options.

(12) Includes 1,000 shares which Dr. Wilson has the right to acquire through the exercise of stock options.

(13) Includes 51,500 shares which directors and executive officers have the right to acquire through the exercise of stock options.

PROPOSAL NO. 1  ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes (A, B and C) with staggered three-year terms. The current term of office of the Class B directors expires at the 1998 Annual Meeting of Shareholders. The terms of the Class C and A directors will expire in 1999 and 2000, respectively.

     There are two Class B directors, Frank A. Boxley and George W. Logan, each of whom has been nominated for reelection by the Board of Directors. Mr. Logan was appointed a director by the Board on April 15, 1997, to serve until the 1998 Annual Meeting.

     It is the intention of the persons named as proxies, unless instructed otherwise, to vote for the election of each of the two nominees set forth below. Each nominee has agreed to serve if elected. If any nominee shall unexpectedly be unable to serve, the shares represented by all valid proxies will be voted for the remaining nominees and such other person or persons as may be designated by the Board. At this time, the Board knows of no reason why any nominee might be unable to serve. The Class B nominees will serve for a three-year term until the 2001 Annual Meeting and until their successors are elected and qualified.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTORS.

                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The following information, including the principal occupation during the past five years, is given with respect to the directors and nominees for election to the Board at the 1998 Annual Meeting of Shareholders.

                                    NAME, AGE, PRINCIPAL OCCUPATION                                        DIRECTOR
                                    AND CERTAIN OTHER DIRECTORSHIPS                                          SINCE
                                    -------------------------------                                        ---------
                                         NOMINEES FOR DIRECTOR
                                                CLASS B
                                  (SERVING UNTIL 2001 ANNUAL MEETING)
FRANK A. BOXLEY (64). President, Southwest Construction, Inc., a general contractor.                         1993
GEORGE W. LOGAN (52). Chairman, Valley Financial Corporation, a holding company for Valley Bank, N.A., a     1997
  general commercial and retail banking business, since 1994; Chairman, Warsaw Industrial Centers, a developer of commercial distribution warehouses. Director, Valley Financial Corporation.

                                     DIRECTORS CONTINUING IN OFFICE
                                                CLASS C
                                  (SERVING UNTIL 1999 ANNUAL MEETING)
CHARLES I. LUNSFORD, II (57). Chairman, Chas. Lunsford Sons & Associates, a general insurance brokerage      1978
  firm and agency.
PAUL E. TORGERSEN (66). President, Virginia Polytechnic Institute and State University since January,        1986
  1994. Prior thereto, President, Virginia Tech Corporate Research Center, Inc.
JOHN D. WILSON (66). Retired since May, 1995. Prior thereto, President, Washington and Lee University.       1987

                                    NAME, AGE, PRINCIPAL OCCUPATION                                        DIRECTOR
                                    AND CERTAIN OTHER DIRECTORSHIPS                                          SINCE
                                    -------------------------------                                        ---------
                                     DIRECTORS CONTINUING IN OFFICE
                                                CLASS A
                                  (SERVING UNTIL 2000 ANNUAL MEETING)
GEORGE B. CARTLEDGE, JR. (56). President, Grand Piano & Furniture Company, Inc., a retailer of home and      1991
  office furnishings.
THOMAS L. ROBERTSON (54). President and Chief Executive Officer, Carilion Health System, a regional          1992
  provider of healthcare services. Director, Roanoke Gas Company.
DONALD G. SMITH (62). Chairman of the Board, President, Treasurer and Chief Executive Officer of the         1984
  Company. Director, American Electric Power Company, Inc.

                       BOARD OF DIRECTORS AND COMMITTEES

MEETINGS OF THE BOARD

     The Board of Directors held twelve meetings during fiscal 1997. All directors attended 75% or more of the total number of meetings of the Board and the committees of the Board on which they served.

DIRECTOR COMPENSATION

     Each director of the Company receives a $9,000 annual retainer plus $750 for each Board meeting attended. In addition, non-employee directors receive a fee of $500 for each committee meeting attended. Directors not residing in Roanoke, Virginia, are reimbursed for actual travel expenses to attend Board and committee meetings.

     On February 18, 1997, the Company implemented a Non-Employee Director Stock Option Plan (the "Directors' Plan") pursuant to which each non-employee director was granted an option to purchase 1,000 shares of common stock of the Company, subject to certain adjustments provided for under the Directors' Plan, at $15.75 per share, the fair market value of the common stock on the date of grant. Pursuant to the Directors' Plan, each non-employee director who is then a member of the Board will also be granted an option to purchase an additional 1,000 shares of common stock on February 17, 1998, at the fair market value on such date, with a term of ten years and subject to similar adjustments provided for in the Director's Plan. Future non-employee directors are eligible for participation in the Directors' Plan. In all instances, the total underlying shares issuable pursuant to options granted to any individual non-employee director under the Directors' Plan is limited to a maximum of 2,000 shares, with a maximum aggregate of 25,000 shares issuable under the Directors' Plan.

DIRECTORS' RETIREMENT PLAN

     The Board adopted, effective as of January 24, 1989, an unfunded directors' retirement plan, whereby eligible directors of the Company will receive a monthly benefit following retirement from the Board. A director is eligible after five years of service as a director and will be paid an amount equal to the retainer fee being paid to then current members of the Board for a period corresponding in duration with the participant's years of service as a director of the Company, or such longer or shorter period as the Board may determine. In all cases, payment of benefits will cease upon the death of the participant.

COMMITTEES OF THE BOARD

     The Board of Directors of the Company has standing Executive, Audit, Profit Sharing Plan and Compensation and Stock Option Committees. The respective membership on and functions of such committees are set forth below. The Board has no standing Nominating Committee.

     The Executive Committee of the Board is composed of directors Smith (Chairman), Cartledge, Robertson and Torgersen. This Committee is authorized to act, between meetings of the Board, in the place and stead of the Board, except with respect to matters reserved for the Board by Virginia law or by resolution of the Board. The Executive Committee met twelve times in fiscal 1997.

     The Audit Committee of the Board is composed of directors Robertson (Chairman) and Torgersen and retiring director Carter. The functions of the Audit Committee include reviewing the accounting principles and procedures employed by the Company, reviewing annual and interim reports of the Company and the independent public accountants of the Company, reviewing significant financial information, reviewing the Company's system of internal controls, reviewing all related party transactions and recommending the selection of the independent public accountants. The Audit Committee met twice in fiscal 1997.

     The Profit Sharing Plan Committee of the Board is composed of directors Lunsford (Chairman) and Smith. The Committee meets quarterly to administer the Employees' Profit Sharing Plan of the Company, including making amendments thereto and issuing rulings or interpretations thereunder. The Profit Sharing Plan Committee met four times in fiscal 1997.

     The Compensation and Stock Option Committee of the Board is composed of directors Cartledge (Chairman), Boxley, Lunsford and Wilson. The Committee meets as necessary to oversee the Company's compensation and benefit practices, recommend to the full Board the compensation arrangements for the Company's senior officers, administer the Company's executive compensation plans and administer and consider awards under the Company's Employees' Stock Option Plan. The Compensation and Stock Option Committee met twice in fiscal 1997.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information for the fiscal years ended October 31, 1997, 1996 and 1995 concerning the compensation of the Company's Chief Executive Officer and each of the other executive officers of the Company whose total annual compensation and bonus in fiscal 1997 exceeded $100,000 (hereinafter referred to as the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                                                      AWARDS
                                                                                   ------------
                                                                                    SECURITIES
                                                  ANNUAL COMPENSATION(1)              UNDERLYING      ALL OTHER
               NAME AND                   ------------------------------------       OPTIONS        COMPENSATION
          PRINCIPAL POSITION              YEAR     SALARY($)      BONUS($)(2)           (#)            ($)(3)
--------------------------------------    ----     ---------     -------------     ------------     ------------
Donald G. Smith                           1997       216,333        656,690           18,750           24,541
  Chairman, President,                    1996       184,667        531,087           18,750           21,935
  Treasurer and CEO                       1995       166,500        692,366            7,500           25,073

Donald R. Higgins                         1997       108,000        210,926            5,000           22,724
  Vice President-Sales                    1996        94,667        189,674            5,000           20,132
                                          1995        88,000        247,273            3,000           23,253

John E. Morris                            1997       107,000        210,926            5,000           22,914
  Vice President-Finance                  1996        93,667        189,674            5,000           20,331
  and Assistant Treasurer                 1995        87,000        247,273            3,000           23,440

Thomas J. Crawford                        1997        93,000        126,555            3,500           22,165
  Assistant Vice President and            1996        79,667        113,804            2,500           19,593
  Corporate Secretary                     1995        73,000        148,364            2,250           22,690

---------------
(1) None of the Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of his salary and bonus reported in the above table.

(2) Represents incentive compensation paid according to the incentive compensation program, as described in the Compensation and Stock Option Committee Report on Executive Compensation.

(3) Includes for 1997 (i) vested contributions from the Profit Sharing Plan of the Company and its subsidiaries, and (ii) employer paid insurance premiums, respectively, for the Named Executive Officers as follows: Mr. Smith, $21,773 and $2,768; Mr. Higgins, $21,660 and $1,064; Mr. Morris, $21,575 and
    $1,339; and Mr. Crawford, $21,490 and $675.

     The following table sets forth information regarding stock options granted to each of the Named Executive Officers during the fiscal year ended October 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                       --------------------------------------------------------------------
                                      % OF TOTAL
                       NUMBER OF       OPTIONS                      MARKET                      GRANT DATE VALUE
                       SECURITIES     GRANTED TO     EXERCISE      PRICE ON                     ----------------
                       UNDERLYING     EMPLOYEES       OR BASE       DATE OF                        GRANT DATE
                        OPTIONS       IN FISCAL       PRICE(1)       GRANT       EXPIRATION         PRESENT
       NAME            GRANTED(#)        YEAR        ($/SHARE)     ($/SHARE)        DATE           VALUE($)(2)
-------------------    ----------     ----------     ---------     ---------     ----------     ----------------
Donald G. Smith          18,750          25.0          13.3875       15.75         2/18/02           109,325
Donald R. Higgins         5,000           6.7          13.3875       15.75         2/18/02            29,153
John E. Morris            5,000           6.7          13.3875       15.75         2/18/02            29,153
Thomas J. Crawford        3,500           4.7          13.3875       15.75         2/18/02            20,407

---------------
(1) The exercise price of the options granted is equal to 85% of the closing sales price of the Company's common stock on the Nasdaq National Market on the date of grant. Options generally expire five years from the date of grant.

(2) Based on a grant date present value of $5.83 per option share, which was derived using the Black-Scholes option pricing model in accordance with the rules and regulations of the Securities and Exchange Commission and is not intended to forecast future appreciation of the Company's stock price. The Black-Scholes model was used with the following assumptions: market price on grant date of $15.75 per share; an option exercise date of February 18, 2002; a risk-free rate of return of 5.71%; a dividend yield of 2.90%; and expected volatility of 37.33%. No adjustments are made for risk of forfeiture or non-transferability.

     The following table sets forth information regarding stock options exercised by each of the Named Executive Officers during the fiscal year ended October 31, 1997 and the value of unexercised options held by such persons on October 31, 1997.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                          NUMBER OF
                                                         SECURITIES         VALUE OF
                                                         UNDERLYING        UNEXERCISED
                                                         UNEXERCISED      IN-THE-MONEY
                                                         OPTIONS AT        OPTIONS AT
                         SHARES                          FY-END (#)        FY-END ($)
                       ACQUIRED ON                      -------------     -------------
                        EXERCISE          VALUE         EXERCISABLE/      EXERCISABLE/
       NAME                (#)         REALIZED ($)     UNEXERCISABLE     UNEXERCISABLE
-------------------    -----------     ------------     -------------     -------------
Donald G. Smith           14,000          115,525          23,500/0         150,709/0
Donald R. Higgins          2,500           11,125           5,000/0          30,563/0
John E. Morris             3,000           15,175          10,000/0          68,563/0
Thomas J. Crawford         2,250           11,381           6,000/0          40,394/0

CHANGE IN CONTROL ARRANGEMENTS

     On August 20, 1996, the Board of Directors adopted executive severance agreements designed to serve the best interests of the Company and its shareholders. The purpose of the agreements is (i) to insure that the shareholders' interest is protected during negotiations relating to possible business combination transactions by placing the executives responsible for negotiations in an objective, impartial position; and (ii) to encourage key managers to remain with the Company to run the Company's business. All of the persons named in the Summary Compensation Table have executed executive severance agreements, and, upon termination of their employment with the Company for any reason (other than death, retirement, cause, disability or voluntary termination for other than good reason) within three years of that change in control, would be entitled to benefits from the Company, including, but not limited to, (i) a cash payment in an amount equal to 2.99 times their respective annual compensation; and (ii) continuation of their usual executive benefits for up to three years after termination.

     The executive severance agreements define a "change in control" as a transaction that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K under the Securities Exchange Act of 1934, including, without limitation, (i) any person, entity or group becoming the beneficial owner, directly or indirectly, of the securities of the Company representing 20% or more of the combined voting power of the Company, or (ii) the individuals who on the date of the executive severance agreement constitute the Board of Directors ceasing for any reason to constitute at least a majority of the Board unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least 75% of the incumbent directors then still in office.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee (the "Committee") of the Board of Directors is comprised of four non-employee directors, none of whom are eligible to participate in any of the compensation plans administered by the Committee. The Committee is generally charged with overseeing the Company's compensation and benefit practices, making determinations regarding the award of stock options to the Company's executive officers and other employees under the Company's Employees' Stock Option Plan (the "Option Plan") and providing recommendations to the full Board on the salary, incentives and other compensation of the Company's senior officers.

     COMPENSATION PROGRAM. The Company's executive compensation program is designed to attract and retain qualified executives, to support a longstanding internal culture of loyalty and dedication to the interests of the Company and to reward its executives for short and long-term operating results and individual contributions which enhance the value of shareholders' investment in the Company. Compensation of the executive officers, including the Chief Executive Officer, has been structured and administered so that a substantial component of total compensation is dependent upon, and directly related to, the Company's earnings, growth and profitability. Salaries are set at levels which in general are less than amounts paid by competitors, with the incentive compensation program (described below) providing an opportunity for executives to earn competitive levels of total cash compensation. The Company's executive compensation program encourages executives to increase profitability and shareholder value.

     BASE SALARY. Base salaries for executive officers for 1997 were recommended by the Committee and approved by the Board of Directors. The amount of base salary for executive officers other than the Chief Executive Officer is recommended to the Committee by the Chief Executive Officer, based on his evaluation of the executive's performance and contribution to the Company's overall results and current and projected economic conditions. The base salary recommendation for the Chief Executive Officer is determined separately by the Committee after reviewing the Chief Executive Officer's performance, the overall results of the Company and the economic climate. In recommending the base salaries for both the Chief Executive Officer and the other executive officers, the Committee also considers the salaries paid to the chief executive officers and executive officers of other companies, as well as inflation and cost of living factors. The salaries of the Named Executive Officers are listed in the Summary Compensation Table. The Named Executive Officers received increases in base salary in March 1997 as follows: Mr. Smith, $35,000; Mr. Higgins, $15,000; Mr. Morris, $15,000; and Mr. Crawford, $15,000.

     INCENTIVE COMPENSATION PROGRAM. The Company's incentive compensation program, which was established in 1958, has insured that a portion of the total compensation of the executive officers is at risk with respect to the profitability of the Company. The purpose of the incentive program is to directly link a significant portion of executive compensation to Company profitability, which will motivate executives to increase profitability and will reward executives with respect to the Company's success. The emphasis on incentive compensation for executives is consistent with the pay-for-performance policy applied throughout the Company. The Committee believes this approach provides competitive compensation and is in the best interests of the Company and its shareholders. Under the program, a percentage of the consolidated monthly gross profits, before profit sharing and taxes, of the Company may be distributed to Company officers. At October 31, 1997, the incentive percentages being paid to Messrs. Smith, Higgins, Morris and Crawford totaled 3.625% of the consolidated monthly gross profits, before profit sharing and taxes, of the Company. The percentage of incentive compensation to be received by each executive officer, if any, is approved annually by the Board, upon recommendation of the Committee, using the same procedures and criteria that are applied in determining base salary. The Committee determines the percentage to be awarded to the Chief Executive Officer. The percentages for the other executive officers are recommended by the Chief Executive Officer and are reviewed and approved by the Committee. Incentives earned by the Named Executive Officers are listed in the Summary Compensation Table. The incentive compensation percentage for Mr. Smith increased by 0.25% in March, 1997, while the other Named Executive Officers received no increase in incentive compensation percentage in 1997.

     STOCK OPTIONS. Stock options awarded under the Option Plan are used as incentives for individual and Company performance and to foster stock ownership by Company executives and other employees. The Compensation and Stock Option Committee has sole responsibility for determining all awards of stock options under the Option Plan, including awards to the Company's executive officers, and for establishing the terms and exercise periods (not to exceed five years) of such options, the requisite conditions for exercise and the amounts of the awards. Under the Option Plan, the option price is 85% of the closing per share sales price of the Company's common stock on the date of grant. In awarding options to executive officers, the Compensation and Stock Option Committee considers the factors set forth above, as well as the individual's current shareholdings in the Company. The Compensation and Stock Option Committee currently reviews and determines each year the frequency, timing, number, or size of option grants to executive officers and other employees of the Company.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. In determining the compensation of the Chief Executive Officer, the Committee is guided by the policies and programs described above, Company performance and competitive practices. The primary factor underlying this arrangement is the Company's emphasis on tying a substantial portion of executives' total compensation to the Company's performance. The amount of total cash compensation of the Chief Executive Officer fluctuates depending on the profitability of the Company. As mentioned previously, the base salary for the Chief Executive Officer increased by $35,000 and the incentive compensation percentage increased by 0.25% in March, 1997.

           SUBMITTED BY THE COMPENSATION AND STOCK OPTION COMMITTEE:

                       George B. Cartledge, Jr., Chairman
                                Frank A. Boxley
                            Charles I. Lunsford, II
                                 John D. Wilson

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Stock Option Committee consists of Messrs. Cartledge, Lunsford, Wilson and Boxley. Mr. Lunsford is Chairman of Chas. Lunsford Sons & Associates, a firm which acts as agent and broker for numerous insurance companies and associations. The Company and its subsidiaries paid premiums totalling $1,801,032 to the firm during fiscal 1997. The transactions were effected on terms as favorable to the Company and its subsidiaries as could have been obtained from other sources of similar insurance coverage.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 1996, the Company entered into an arrangement with William L. Neal, a director of the Company and former President of John W. Hancock, Jr., Inc., whereby Mr. Neal has agreed to provide consultation and advisory services to the Company and its subsidiaries. The arrangement will continue in effect until terminated by either party. During fiscal 1997, Mr. Neal received $72,349 under this arrangement.

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock with the cumulative total returns on the Standard & Poor's 500 Composite Stock Index (the "S&P 500") and the Standard & Poor's Iron and Steel Index (the "S&P Iron and Steel") for the five year period commencing on October 31, 1992 and ending on October 31, 1997. These comparisons assume the investment of $100 in the Company's common stock and each of the indices on October 31, 1992 and the reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG THE ROANOKE ELECTRIC STEEL CORPORATION, THE S&P 500 INDEX
                         AND THE S&P IRON & STEEL INDEX

                                    [GRAPH]

                                      10/92     10/93     10/94     10/95     10/96     10/97
                                                              Dollars
Roanoke Electric Steel Corporation     100       138       178       256       242       348
S&P 500                                100       115       119       151       187       247
S&P Iron & Steel                       100       151       169       129       121       144

*$100 INVESTED ON 10/31/92 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF
 DIVIDENDS. FISCAL YEAR ENDING OCTOBER 31.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accountants are selected annually by the Board upon recommendation of the Audit Committee. The public accounting firm of Deloitte & Touche LLP has been retained by the Company as the independent public accountants for fiscal year 1998. It is expected that a representative of that firm will be present at the shareholders' meeting and will have the opportunity to make a statement and respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company, addressed to the attention of the Corporate Secretary, at its principal executive offices, 102 Westside Boulevard, N.W., Roanoke, Virginia 24017, no later than August 31, 1998, in order to be considered for inclusion in the Proxy Statement relating to that meeting.

                                 MISCELLANEOUS

     All properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the specifications contained thereon.

     The Board knows of no other matter which may properly come before the Annual Meeting for action. However, if any other matter does properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote in accordance with their judgment upon such matter.

                                          By Order of the Board of Directors

                                          /s/ Thomas J. Crawford
                                          --------------------------------
                                          THOMAS J. CRAWFORD
                                          ASSISTANT VICE PRESIDENT
                                          AND SECRETARY

|X|  PLEASE MARK VOTES AS IN THIS EXAMPLE

ROANOKE ELECTRIC STEEL CORPORATION

Mark box at right if an address change has been noted on the reverse side of
this card.         [ ]

RECORD DATE SHARES:

1. To elect two Class B directors to serve until the Annual Meeting of Shareholders in 2001 and, in the case of each director, until his successor is duly elected and qualified.

   For All Nominees [ ]   Withhold [ ]   For All Except [ ]

                                Frank A. Boxley
                                George W. Logan

_______________________________________________________________________
Instruction: To withhold authority to vote for any nominee, mark the "For All Except" box and write that nominee's name on the line above.

2. In their discretion, upon such other matters as may properly come before the meeting and any adjournments thereof.

Please be sure to sign and date this Proxy.

Date ____________________________________

Shareholder sign here __________________  Co-owner sign here __________________

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated December 29, 1997.

DETACH CARD                                                        DETACH CARD

                   ROANOKE ELECTRIC STEEL CORPORATION

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot, which covers in detail the matters to be acted upon at the Annual Meeting of Shareholders.

To assure that your shares are represented at the Annual Meeting, please complete, date, sign, and mail as soon as possible the detached card above in the enclosed postage paid envelope. Your vote counts, and we strongly encourage you to exercise your rights as a shareholder.

Thank you for your prompt attention to these matters, and we appreicate your continued interest in Roanoke Electric Steel Corporation.

Sincerely,

Roanoke Electric Steel Corporation

                   ROANOKE ELECTRIC STEEL CORPORATION

                Proxy for Annual Meeting of Shareholders
                           February 17, 1998

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Donald G. Smith, John E. Morris and Thomas J. Crawford, or any of them who shall act, proxies for and with all the powers of the undersigned, each with powers of substitution, to vote all shares of the common stock of Roanoke Electric Steel Corporation registered in the name of the undersigned at the Annual Meeting of Shareholders of said Corporation to be held in the auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia, on February 17, 1998, at 10:00 a.m., local time, and at all adjournments thereof, on all matters set forth in the Notice and accompanying Proxy Statement for said meeting, a copy of which has been received by the undersigned, as follows on the reverse side of this card.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?
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